UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 21, 2017 (August 21, 2017)

Date of Report (Date of earliest event reported)

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation or organization	IRS Employer Identification No.
001-14881	BERKSHIRE HATHAWAY ENERGY COMPANY	94-2213782
(An Iowa Corporation)
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580
515-242-4300

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

On August 21, 2017, Energy Future Holdings Corp. (“EFH”) and Energy Future Intermediate Holding Company LLC (“EFIH”) delivered a written notice (the “Notice”) to Berkshire Hathaway Energy Company (“BHE”) terminating the agreement and plan of merger (the “Merger Agreement”), dated as of July 7, 2017, by and among, BHE, O.E. Merger Sub Inc., a direct wholly owned subsidiary of BHE (“EFH Merger Sub”), O.E. Merger Sub II, LLC, a direct wholly owned subsidiary of EFH Merger Sub (“EFIH Merger Sub”), and O.E. Merger Sub III, LLC, a direct wholly owned subsidiary of EFIH Merger Sub (“Oncor Holdings Merger Sub” and, together with EFH Merger Sub and EFIH Merger Sub, the “Merger Subs”), EFH and EFIH, pursuant to which Oncor Holdings Merger Sub would have become the direct owner of 80.03% of the outstanding equity interests of Oncor Electric Delivery Company LLC. The Notice stated that the termination of the Merger Agreement shall cause the automatic termination of the Oncor Letter Agreement, entered into in connection with the Merger Agreement. The Notice is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Notice of Termination of the Agreement and Plan of Merger, dated August 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY ENERGY COMPANY
Date: August 21, 2017
/s/ Patrick J. Goodman
Patrick J. Goodman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Termination of the Agreement and Plan of Merger, dated August 21, 2017

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